                                                                     Exhibit 4.5



                   CHARTERED SEMICONDUCTOR MANUFACTURING LTD.


               SHARE PURCHASE PLAN 2001 FOR EMPLOYEES OF SILICON
                         MANUFACTURING PARTNERS PTE LTD


                       (AS ADOPTED EFFECTIVE 30 MAY, 2001)

                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----
SECTION 1. PURPOSE OF THE PLAN                                                1

SECTION 2. ADMINISTRATION OF THE PLAN                                         1
     (a) Committee Composition                                                1
     (b) Committee Responsibilities                                           1

SECTION 3. ENROLLMENT AND PARTICIPATION                                       1
     (a) Offering Periods                                                     1
     (b) Enrollment                                                           1
     (c) Duration of Participation                                            2

SECTION 4. EMPLOYEE CONTRIBUTIONS                                             2
     (a) Frequency of Payroll Deductions                                      2
     (b) Amount of Payroll Deductions                                         2
     (c) Changing Contribution Rate                                           2
     (d) Discontinuing Payroll Deductions                                     2

SECTION 5. WITHDRAWAL FROM THE PLAN                                           2
     (a) Withdrawal                                                           2
     (b) Re-Enrollment After Withdrawal                                       3

SECTION 6. CHANGE IN EMPLOYMENT STATUS                                        3
     (a) Termination of Employment                                            3
     (b) Leave of Absence                                                     3
     (c) Death                                                                3

SECTION 7. PLAN ACCOUNTS AND PURCHASE OF SHARES                               3
     (a) Plan Accounts                                                        3
     (b) Purchase Price                                                       3
     (c) Number of Shares Purchased                                           4
     (d) Available Shares Insufficient                                        4
     (e) Issuance of Shares                                                   4
     (f) Unused Cash Balances                                                 5
     (g) Board Approval                                                       5
     (h) Shareholder Approval                                                 5

SECTION 8. LIMITATIONS ON OWNERSHIP                                           5
     (a) Five Percent Limit                                                   5
     (b) U.S. Dollar Limit                                                    5

SECTION 9. RIGHTS NOT TRANSFERABLE                                            6

SECTION 10. NO RIGHTS AS AN EMPLOYEE                                          6

SECTION 11. NO RIGHTS AS A SHAREHOLDER                                        7

SECTION 12. SECURITIES LAW REQUIREMENTS                                       7

SECTION 13. SHARES OFFERED UNDER THE PLAN                                     7
     (a) Authorized Shares                                                    7
     (b) Anti-Dilution Adjustments                                            7
     (c) Reorganizations                                                      7

SECTION 14. AMENDMENT OR DISCONTINUANCE                                       7

SECTION 15. DEFINITIONS                                                       8
     (a) "Board of Directors of Chartered"                                    8
     (b) "Board of Directors of SMP"                                          8
     (c) "CDP"                                                                8
     (d) "Chartered"                                                          8
     (e) "Chartered Semiconductor Manufacturing ESPP"                         8
     (f) "Committee"                                                          8
     (g) "Compensation"                                                       8
     (h) "Corporate Reorganization"                                           8
     (i) "CPF" means Central Provident Fund                                   9
     (j) "Eligible Employee"                                                  9
     (k) "Fair Market Value"                                                  9
     (l) "Offering Period"                                                    9
     (m) "Parent"                                                             9
     (n) "Participant"                                                        9
     (o) "Plan"                                                               9
     (p) "Plan Account"                                                      10
     (q) "Purchase Price"                                                    10
     (r) "Share"                                                             10
     (s) "SMP"                                                               10
     (t) "Subsidiary"                                                        10
     (u) "U.S. Tax Code"                                                     10

SECTION 16. EXECUTION                                                        10

                   CHARTERED SEMICONDUCTOR MANUFACTURING LTD.
               SHARE PURCHASE PLAN 2001 FOR EMPLOYEES OF SILICON
                         MANUFACTURING PARTNERS PTE LTD


SECTION 1. PURPOSE OF THE PLAN.

     This Plan is effective as of 30 May 2001, having previously been adopted by the Board of Directors and Shareholders of Chartered, and by the Board of Directors of SMP. The purpose of the Plan is to provide Eligible Employees with an opportunity to increase their proprietary interest in the success of Chartered and SMP by purchasing Shares from Chartered on favorable terms and to pay for such purchases through payroll deductions. The Plan is not intended to qualify under section 423 of the U.S. Tax Code. Chartered and SMP assume no responsibility, and shall not be liable, for tax consequences to any Participant in connection with his or her participation in the Plan.


SECTION 2. ADMINISTRATION OF THE PLAN.

     (a) COMMITTEE COMPOSITION. The Plan shall be administered by the Committee. The Committee shall consist of two or more members appointed by and holding office at the pleasure of the Board of Directors of Chartered. The members of the Committee may be, but need not be, members of the Board of Directors of Chartered. Appointment of Committee members shall be effected by way of a resolution of the Board of Directors of Chartered. Committee members may resign at any time by delivering written notice to the Board of Directors of Chartered. Vacancies in the Committee may be filled by the Board of Directors of Chartered.

     (b) COMMITTEE RESPONSIBILITIES. The Committee shall interpret the Plan and make all other policy decisions relating to the operation of the Plan. The Committee may adopt such rules, guidelines and forms as it deems appropriate to implement the Plan. The Committee's determinations under the Plan shall be final and binding on all persons.


SECTION 3. ENROLLMENT AND PARTICIPATION.

     (a) OFFERING PERIODS. While the Plan is in effect, two Offering Periods shall commence in each calendar year. The Offering Periods shall consist of the six-month periods commencing on each 1 March and 1 September.

     (b) ENROLLMENT. Any individual who, on the day preceding the first day of an Offering Period, qualifies as an Eligible Employee may elect to become a Participant in the Plan for such Offering Period by executing the enrollment form prescribed for this purpose by the Committee. The enrollment form shall be filed with Chartered at the prescribed location not later than 30 days prior to the commencement of such Offering Period.

     (c) DURATION OF PARTICIPATION. Once enrolled in the Plan, a Participant shall continue to participate in the Plan until he or she ceases to be an Eligible Employee, withdraws from the Plan under Section 5(a) or reaches the end of the Offering Period in which his or her employee contributions were discontinued under Section 4(d) or 8(b). A Participant who discontinued employee contributions under Section 4(d) or withdrew from the Plan under Section 5(a) may again become a Participant, if he or she then is an Eligible Employee, by following the procedure described in Subsection (b) above. A Participant whose employee contributions were discontinued automatically under Section 8(b) shall automatically resume participation at the beginning of the earliest Offering Period ending in the next calendar year, if he or she then is an Eligible Employee.


SECTION 4. EMPLOYEE CONTRIBUTIONS.

     (a) FREQUENCY OF PAYROLL DEDUCTIONS. A Participant may purchase Shares under the Plan solely by means of payroll deductions. Payroll deductions, as designated by the Participant pursuant to Subsection (b) below, shall occur on each payday during participation in the Plan.

     (b) AMOUNT OF PAYROLL DEDUCTIONS. An Eligible Employee shall designate on the enrollment form the portion of his or her Compensation that he or she elects to contribute for the purchase of Shares. Such portion shall be a whole percentage of the Eligible Employee's Compensation, but not less than 1% nor more than 10%.

     (c) CHANGING CONTRIBUTION RATE. A Participant may not change the rate of payroll deduction during an Offering Period, except to discontinue contributions pursuant to Subsection (d) below or to withdraw from the Plan pursuant to
Section 5(a). If a Participant wishes to change the rate of payroll deduction effective upon the commencement of a subsequent Offering Period, he or she may do so by filing a new enrollment form with Chartered at the prescribed location not later than 30 days prior to the commencement of such subsequent Offering Period. The new contribution rate shall be a whole percentage of the Eligible Employee's Compensation, but not less than 1% nor more than 10%.

     (d) DISCONTINUING PAYROLL DEDUCTIONS. If a Participant wishes to discontinue employee contributions entirely, he or she may do so by filing a new enrollment form with Chartered at the prescribed location at any time. Payroll deductions shall cease as soon as reasonably practicable after such form has been received by Chartered. In addition, employee contributions may be discontinued automatically pursuant to Section 8(b). A Participant who has discontinued employee contributions may resume such contributions during a subsequent Offering Period, if such Participant is then an Eligible Employee, by following the procedure under Section 3(b), subject to the requirements of
Section 3(c).


SECTION 5. WITHDRAWAL FROM THE PLAN.

     (a) WITHDRAWAL. A Participant may elect to withdraw from the Plan by filing the prescribed form with Chartered at the prescribed location at any time before the last day of an Offering Period. As soon as reasonably practicable thereafter, payroll deductions shall cease and the entire amount credited to the Participant's Plan Account shall be refunded to him or her in cash, without interest, after deducting from such amount any expenses incurred by Chartered in maintaining such account. No partial withdrawals shall be permitted.

     (b) RE-ENROLLMENT AFTER WITHDRAWAL. A former Participant who has withdrawn from the Plan shall not be a Participant until he or she re-enrolls in the Plan under Section 3(b), subject to the requirements of Section 3(c). Re-enrollment may be effective only at the commencement of an Offering Period.


SECTION 6. CHANGE IN EMPLOYMENT STATUS.

     (a) TERMINATION OF EMPLOYMENT. Termination of employment as an Eligible Employee for any reason, including death, shall be treated as an automatic withdrawal from the Plan under Section 5(a).

     (b) LEAVE OF ABSENCE. For purposes of the Plan, employment shall not be deemed to terminate when the Participant goes on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by SMP in writing. Employment, however, shall be deemed to terminate 90 days after the Participant goes on a leave, unless a contract or statute guarantees his or her right to return to work. Employment shall be deemed to terminate in any event when the approved leave ends, unless the Participant immediately returns to work.

     (c) DEATH. In the event of the Participant's death, the entire amount credited to his or her Plan Account shall, after deducting from such amount any expenses incurred by Chartered in maintaining such account, be paid, without interest, to a beneficiary designated by him or her for this purpose on the prescribed form or, if none, to the Participant's estate. Such form shall be valid only if it was filed with Chartered at the prescribed location before the Participant's death.


SECTION 7. PLAN ACCOUNTS AND PURCHASE OF SHARES.

     (a) PLAN ACCOUNTS. Chartered shall maintain a Plan Account on its books in the name of each Participant. Whenever an amount is deducted from the Participant's Compensation under the Plan, such amount shall be credited to the Participant's Plan Account. To the extent required by all applicable laws, all amounts credited to Plan Accounts shall be held in trust for the Participants. To the extent not so required, amounts credited to Plan Accounts may be commingled with Chartered's general assets and applied to general corporate purposes. No interest shall be credited to Plan Accounts.

     (b) PURCHASE PRICE. The Purchase Price for each Share purchased at the close of an Offering Period shall be the lower of:

          (i) 85% of the Fair Market Value of such Share on the last trading day in such Offering Period; or

          (ii) 85% of the Fair Market Value of such Share on the last trading day before the commencement of such Offering Period.

     Notwithstanding the foregoing, the Purchase Price for each Share shall in no event be less than the par value of such Share.

     (c) NUMBER OF SHARES PURCHASED. As of the last day of each Offering Period, each Participant shall, subject to the provisions of this Subsection (c), be deemed to have elected to purchase the number of Shares calculated in accordance with this Subsection (c), unless the Participant has previously elected to withdraw from the Plan in accordance with Section 5(a). The amount then in the Participant's Plan Account shall be divided by the Purchase Price, and the resulting number of Shares, rounded down to the nearest whole Share, shall be purchased from Chartered with the funds in the Participant's Plan Account. The foregoing notwithstanding and subject to the Share limitations set forth in Sections 8(b) and 13(a), the maximum number of Shares that a Participant may purchase in each Offering Period shall not exceed the number of Shares derived by dividing US$12,500 by the Fair Market Value of a Share as of the commencement of the Offering Period. The Committee may determine with respect to all Participants that any quantity of Shares less than 10 whole Shares, as calculated under this Subsection (c), shall be rounded down to the next lower multiple of 10 whole Shares. As a condition to the purchase by the Participant of Shares in accordance with this Subsection (c), the Participant may be required to deliver to Chartered or SMP (as the case may be), on or before the last day of each Offering Period, a cheque or cash in the amount reasonably required by Chartered to satisfy Chartered's or SMP's (as the case may be) withholding obligations under applicable tax laws arising in connection with such purchase (unless Chartered or SMP (as the case may be) has no withholding obligation in respect of the Participant or unless Chartered or SMP (as the case may be) and the Participant shall have made other arrangements for deductions or withholding from the Participant's salary, bonus or other income payable to the Participant by SMP provided such arrangements satisfy the requirements of applicable laws).

     (d) AVAILABLE SHARES INSUFFICIENT. In the event that the aggregate number of Shares that all Participants elect to purchase during an Offering Period exceeds the maximum number of Shares remaining available for issuance under
Section 13(a), then the number of Shares to which each Participant is entitled shall be determined by multiplying the number of Shares available for issuance by a fraction, the numerator of which is the number of Shares that such Participant has elected to purchase and the denominator of which is the number of Shares that all Participants have elected to purchase, rounded down to the nearest whole Share. The Committee may determine with respect to all Participants that any quantity of Shares less than 10 whole Shares, as calculated under this Subsection (d), shall be rounded down to the next lower multiple of 10 whole Shares.

     (e) ISSUANCE OF SHARES. Subject to such consents or other required action of any competent authority under any regulations or enactments for the time being in force as may be necessary and subject to the compliance with the terms of the Plan and the Memorandum and Articles of Association of Chartered, Chartered shall, as soon as practicable after the close of the applicable Offering Period, allot the relevant Shares and despatch to CDP the relevant share certificates by ordinary post or such other mode as the Committee may deem fit. Chartered shall, as soon as practicable after such allotment and where required, apply to any stock exchange(s) on which the Shares are quoted or listed for permission to deal in and for quotation of such Shares. Shares which are allotted to a Participant at the end of an Offering Period shall be issued in the name of CDP to the credit of the securities account of that Participant maintained with CDP, the securities sub-account maintained with a CDP agent or the CPF investment account maintained with a CPF agent bank.

     (f) UNUSED CASH BALANCES. Any amount remaining in the Participant's Plan Account that is (1) less than the Purchase Price for 10 whole Shares (if the Committee determines in its discretion to apply the rounding procedures described in Sections 7(c) and 7(d) hereof), or (2) less than the Purchase Price for a whole Share (if the Committee does not apply such rounding procedures), shall be refunded to the Participant in cash, without interest, together with any amount remaining in the Participant's Plan Account that represents the Purchase Price for whole Shares that could not be purchased by reason of the Share limitations set forth in Subsections (c) or (d) above, Section 8(b) or
Section 13(a), in each case after deducting from such amount any expenses incurred by Chartered in maintaining such account.

     (g) BOARD APPROVAL. Any other provision of the Plan notwithstanding, no Shares shall be purchased under the Plan unless and until the Board of Directors of SMP has approved the adoption of the Plan.

     (h) SHAREHOLDER APPROVAL. Any other provision of the Plan notwithstanding, no Shares shall be purchased under the Plan unless and until the shareholders of Chartered have approved the adoption of the Plan.


SECTION 8. LIMITATIONS ON OWNERSHIP.

     (a) FIVE PERCENT LIMIT. Any other provision of the Plan notwithstanding, no Participant shall be granted a right to purchase Shares under the Plan if such Participant, immediately after his or her election to purchase such Shares, would own shares possessing more than 5% of the total combined voting power or value of all classes of shares of Chartered or any Parent or Subsidiary of Chartered. For purposes of this Subsection (a), the following rules shall apply:

          (i) Ownership of shares shall be determined after applying the attribution rules of section 424(d) of the U.S. Tax Code;

          (ii) Each Participant shall be deemed to own any shares that he or she has a right or option to purchase under this or any other plan; and

          (iii) Each Participant shall be deemed to have the right to purchase, with respect to each Offering Period under the Plan, the number of Shares derived by dividing US$12,500 by the Fair Market Value of Shares as of the commencement of such Offering Period.

     (b) U.S. DOLLAR LIMIT. Any other provision of the Plan notwithstanding, and notwithstanding that the Plan is not intended to qualify under Section 423 of the U.S. Tax Code, no Participant shall be granted a right under the Plan which permits the Participant's rights to purchase Shares under the Plan, together with other rights or options to purchase Shares or other shares under all other employee share purchase plans of Chartered or any Parent or any Subsidiary subject to Section 423 of the U.S. Tax Code, to accrue at a rate which exceeds US$25,000 of the Fair Market Value of such Shares or other shares for each calendar year in which the option is outstanding at any time. For the purpose of the limitation imposed by this Subsection (b), (i) the right to purchase Shares or other shares under a right or option accrues when the right or option (or any portion thereof) first becomes exercisable during the calendar year, (ii) the right to purchase Shares or other shares under a right or option accrues at the rate provided in the right or option, but in no case may such rate exceed US$25,000 of the Fair Market Value of such Shares or other shares for any one calendar year, and (iii) a right to purchase Shares or other shares which has accrued under one right granted pursuant to the Plan may not be carried over to any other right or option. This limitation shall be applied in accordance with Section 423(b)(8) of the U.S. Tax Code and the U.S. Treasury Regulations thereunder.

     For purposes of this Subsection (b), the Fair Market Value of Shares which are or may be purchased pursuant to the Plan shall be determined in each case as of the beginning of the Offering Period in which such Shares are purchased, and the Fair Market Value of shares which are or may be purchased pursuant to all other employee share purchase plans of Chartered or any Parent or any Subsidiary subject to Section 423 of the U.S. Tax Code shall be determined in each case at the time the option or right to purchase shares pursuant to such plan is granted. With the exception of the Plan, employee share purchase plans not described in section 423 of the U.S. Tax Code shall be disregarded. If a Participant is precluded by this Subsection (b) from purchasing additional Shares under the Plan, then his or her employee contributions shall automatically be discontinued and shall resume at the beginning of the earliest Offering Period ending in the next calendar year (if he or she then is an Eligible Employee).


SECTION 9. RIGHTS NOT TRANSFERABLE.

     The rights of any Participant under the Plan (including without limitation the right to acquire Shares), or any Participant's interest in moneys to which he or she may be entitled under the Plan, shall not be transferable by voluntary or involuntary assignment or by operation of law, or in any other manner other than by beneficiary designation or the laws of descent and distribution. If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interest under the Plan, other than by beneficiary designation or the laws of descent and distribution, then such act shall be treated as an election by the Participant to withdraw from the Plan under Section 5(a).


SECTION 10. NO RIGHTS AS AN EMPLOYEE.

     Nothing in the Plan or in any right granted under the Plan shall confer upon the Participant any right to continue in the employ of SMP or to be entitled to employment in Chartered or a Subsidiary of Chartered for any period of specific duration or interfere with or otherwise restrict in any way the rights of SMP or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her employment at any time and for any reason, with or without cause.

SECTION 11. NO RIGHTS AS A SHAREHOLDER.

     A Participant shall have no rights as a shareholder of Chartered with respect to any Shares that he or she may have a right to purchase under the Plan until such Shares have been purchased on the last day of the applicable Offering Period.


SECTION 12. SECURITIES LAW REQUIREMENTS.

     Shares shall not be issued under the Plan unless the issuance and delivery of such Shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the U.S. Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, U.S. state securities laws and regulations, and the regulations of any securities exchange or other securities market on which Chartered's securities may then be traded.


SECTION 13. SHARES OFFERED UNDER THE PLAN.

     (a) AUTHORIZED SHARES. Subject to adjustment pursuant to this Section 13, the number of Shares available for purchase under the Plan shall be 10,000,000, less the number of Shares that are purchased by participants under the Chartered Semiconductor Manufacturing ESPP, on a Share-for-Share basis.

     (b) ANTI-DILUTION ADJUSTMENTS. The following shall be adjusted proportionately by the Committee for any increase or decrease in the number of outstanding Shares resulting from a subdivision or consolidation of Shares or the payment of a share dividend, any other increase or decrease in such Shares effected without receipt or payment of consideration by Chartered, the distribution of the shares of a Subsidiary to Chartered's shareholders or a similar event: (i) the aggregate number of Shares offered under the Plan; (ii) the Share limitation per Offering Period described in Section 7(c); (iii) the rounding procedures described in Sections 7(c) and 7(d) hereof; and (iv) the price of Shares that any Participant has elected to purchase.

     (c) REORGANIZATIONS. Any other provision of the Plan notwithstanding, immediately prior to the effective time of a Corporate Reorganization, the Offering Period then in progress shall terminate and Shares shall be purchased pursuant to Section 7, unless the Plan is continued or assumed by the surviving corporation or its parent corporation. The Plan shall in no event be construed to restrict in any way Chartered's right to undertake a dissolution, liquidation, merger, consolidation or other reorganization.


SECTION 14. AMENDMENT OR DISCONTINUANCE.

     It is intended that the terms of the Plan shall be substantially similar to the terms of the Chartered Semiconductor Manufacturing ESPP. Unless otherwise terminated by the Board of Directors of Chartered, the Plan shall continue to be in force for as long as the Chartered Semiconductor Manufacturing ESPP is in force. Notwithstanding the foregoing, the Board of Directors of Chartered shall have the right to amend, suspend or terminate the Plan at any time and from time to time, without notice. No right to purchase Shares under the Plan may be granted during any period of suspension of the Plan or after termination of the Plan. Except as provided in Section 13, any increase in the aggregate number of Shares to be issued under the Plan shall be subject to approval by a vote of the shareholders of Chartered in accordance with applicable law or regulation. In addition, any other amendment of the Plan shall be subject to approval by a vote of the shareholders of Chartered to the extent required by an applicable law or regulation. In the event that the Board of Directors of Chartered terminates the Plan, any amount remaining in each Participant's Plan Account shall be refunded to the Participant in cash, without interest, after deducting from such amount any expenses incurred by Chartered in maintaining such account.


SECTION 15. DEFINITIONS.

     (a) "BOARD OF DIRECTORS OF CHARTERED" means the Board of Directors of Chartered, as constituted from time to time.

     (b) "BOARD OF DIRECTORS OF SMP" means the Board of Directors of SMP, as constituted from time to time.

     (c) "CDP" means The Central Depository (Pte) Limited.

     (d) "CHARTERED" means Chartered Semiconductor Manufacturing Ltd, a company incorporated in Singapore and an associated company of SMP.

     (e) "CHARTERED SEMICONDUCTOR MANUFACTURING ESPP" means the employee share purchase plan adopted, or to be adopted, in 2001 by Chartered for the benefit of the employees of Chartered and its Subsidiaries.

     (f) "COMMITTEE" means a committee of the Board of Directors of Chartered, as described in Section 2.

     (g) "COMPENSATION" means (i) the total compensation paid in cash to a Participant by SMP, including salaries, wages, bonuses, incentive compensation, commissions, overtime pay, shift premiums, in each case before deducting any CPF contributions made by a Participant, plus (ii) any pre-tax contributions made by the Participant under section 401(k) or 125 of the U.S. Tax Code. "Compensation" shall exclude all non-cash items, moving or relocation allowances, cost-of-living equalization payments, car allowances, tuition reimbursements, imputed income attributable to cars or life insurance, severance pay, fringe benefits, contributions or benefits received under employee benefit plans, CPF contributions made by SMP, income attributable to the exercise of share options, and similar items. The Committee shall determine whether a particular item is included in Compensation.

     (h) "CORPORATE REORGANIZATION" means:

          (i) The consummation of a merger or consolidation of Chartered with or into any other entity or any other corporate reorganization; or

          (ii) The sale, transfer or other disposition of all or substantially all of Chartered's assets or the complete liquidation or dissolution of Chartered.

     (i) "CPF" means Central Provident Fund.

     (j) "ELIGIBLE EMPLOYEE" means any employee of SMP who meets both of the following requirements:

          (i) His or her customary employment is for more than five months per calendar year and for more than 20 hours per week; and

          (ii) He or she has been an employee of SMP, Chartered or a Subsidiary of Chartered for not less than 6 months.

     The foregoing notwithstanding, an individual shall not be considered an Eligible Employee if his or her participation in the Plan is prohibited by the law of any country which has jurisdiction over him or her or if he or she is subject to a collective bargaining agreement that does not provide for participation in the Plan.

     (k) "FAIR MARKET VALUE" means as of any given date, the fair market value of a Share, determined in the following order of priority:

          (i) If the Shares are listed on any established stock exchange or a national market system, the Fair Market Value shall be the mean of the high and low sales prices for a Share (or the mean of the high and low bids, if no sales were reported) as quoted on such exchange or system for such date, as reported in The Straits Times or such other source as the Committee deems reliable; or

          (ii) In the absence of an established market or quotation system for the Shares, the Fair Market Value shall be determined by the Board of Directors of Chartered in good faith. Such determination shall be conclusive and binding on all persons.

     (l) "OFFERING PERIOD" means a six-month period with respect to which the right to purchase Shares may be granted under the Plan, as determined pursuant to Section 3(a).

     (m) "PARENT" means any corporation (other than Chartered) in an unbroken chain of corporations ending with Chartered, if, at the time of the granting of the right to purchase Shares under the Plan, each of the corporations other than Chartered owns shares possessing more than 50% of the total combined voting power of all classes of shares in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

     (n) "PARTICIPANT" means an Eligible Employee who elects to participate in the Plan, as provided in Section 3(b).

     (o) "PLAN" means this Chartered Semiconductor Manufacturing Share Purchase Plan 2001 for Employees of Silicon Manufacturing Partners Pte Ltd, as amended from time to time.

     (p) "PLAN ACCOUNT" means the account established for each Participant pursuant to Section 7(a).

     (q) "PURCHASE PRICE" means the price at which Participants may purchase Shares under the Plan, as determined pursuant to Section 7(b).

     (r) "SHARE" means one ordinary share, of par value Singapore $0.26, in the capital of Chartered, as adjusted in accordance with Section 13 (if applicable).

     (s) "SMP" means Silicon Manufacturing Partners Pte Ltd, a company incorporated in Singapore and an associated company of Chartered.

     (t) "SUBSIDIARY" means any corporation (other than Chartered) in an unbroken chain of corporations beginning with Chartered, if, at the time of the granting of the right to purchase Shares under the Plan, each of the corporations other than the last corporation in an unbroken chain owns shares possessing more than 50% of the total combined voting power of all classes of shares in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

     (u) "U.S. TAX CODE" means the U.S. Internal Revenue Code of 1986, as amended.


SECTION 16. EXECUTION.

     (a) To record the adoption of the Plan by the Board of Directors and Shareholders of Chartered, Chartered has caused this Plan to be executed by its duly authorized officer and to become effective as of 30 May 2001.


                                             CHARTERED SEMICONDUCTOR
                                             MANUFACTURING LTD


                                             By:    /s/ BARRY WAITE
                                                    ----------------------------
                                             Title: PRESIDENT/CEO
                                                    ----------------------------

     (b) To record the adoption of the Plan by the Board of Directors of SMP, SMP has caused this Plan to be executed by its duly authorized officer and to become effective as of 30 May 2001.


                                             SILICON MANUFACTURING PARTNERS PTE
                                             LTD


                                             By:    /s/ JOHN DOCHERTY
                                                    ----------------------------
                                             Title: DIRECTOR
                                                    ----------------------------


     (c) The Plan may be executed by Chartered and SMP in separate counterparts, each of which when so executed shall be deemed to be an original and both of which when taken together shall constitute one and the same document.